EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the following:

(i) the joint filing on behalf of each of them of a statement on Schedule 13D (including subsequent amendments thereto) with respect to ordinary shares, €0.03 nominal value, of Portugal Telecom, SGPS, S.A., and

(ii) the inclusion of this Joint Filing Agreement as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe that such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 29th day of April, 2011.

Telemar Participações S.A.

By:	/s/ Renato Sobral Pires Chaves
	Name:	Renato Sobral Pires Chaves
	Title:	Officer

By:	/s/ Celso Fernandez Quintella
	Name:	Celso Fernandez Quintella
	Title:	Officer

Tele Norte Leste Participações S.A.

By:	/s/ Alex Waldemar Zornig
	Name:	Alex Waldemar Zornig
	Title:	Officer

By:	/s/ Julio Cesar Fonseca
	Name:	Julio Cesar Fonseca
	Title:	Officer

Telemar Norte Leste S.A.

By:	/s/ Alex Waldemar Zornig
	Name:	Alex Waldemar Zornig
	Title:	Officer

By:	/s/ Marco Norci Schroeder
	Name:	Marco Norci Schroeder
	Title:	Officer